Loan Contract

Shenzhen Development Bank Co., Ltd.

Made in August 2007

Special Note

To maintain the legitimate right and interest of your Company, please carefully read the following content prior to signature of the Contract and confirm relevant facts:

1. All data submitted for application by your Company shall be true, legitimate and valid and shall not include any serious mistakes or omissions.
2. You have carefully read all articles of the Contract, especially those with bold letter, and fully understand their meanings and legal results.
3. Your Company is entitled to suggest modifying the Contract. Upon the execution of the Contract, your Company must exercise rights and perform obligations according to the Contract.
4. To protect your interests, in case of any change of your domicile, address for communication, phone and business scope, legal representative, etc. you are required to notify our bank in writing within ten (10) days.
5. If you have any question on the Contract or relevant matters, please inquire us.

Loan Contract

No.: SFYLYD ZI NO.20090216001

☐ Out of loan line

☑ Within loan line   Line Contract Name: Comprehensive credit line
Line Contract No.: SFYLYD ZI NO.20090216001

Party A (Lender): Shenzhen Development Bank, Dalian Branch
Address: No.5, Youhao Square, Zhongshan District, Dalian
Tel: 82567409
Fax: 82805896
Principal: Tian Longxuan
Position: President

Party B (Borrower): Dalian Xingyuan Marine Fuel Co., Ltd.
Address: Lijia Village, Dalian Bay, Development Zone, Dalian
Tel: 83604963
Fax: 83688086
Legal representative: An Fengbin
Position: General Manager

In accordance with relevant laws and regulations, Party A and Party B enter into the Contract after negotiation. Both parties are willing to abide by the Contract.

Article 1 Details of the loan

1. Loan amount: RMB; in words: two thousand two hundred in Renminbi
2. Loan period: six months

The loan period shall be calculated as follows:

The loan period shall be calculated from the day when the loan is launched. The day to launch the loan and the expiry date shall be subject to the loan certificate.

3. Loan ratio

(I) The loan ratio of the Contract shall be determined with the following standards. The initial loan ratio shall be subject to the loan certificate. (put "√" in the selected item):

☑ Float upward 10% from the benchmark lending interest rate of same level announced by the People's Bank of China on the day when the loan is launched;

☐ Float upward/downward ________ from the benchmark lending interest rate of same level announced by the People's Bank of China on the day when the loan is launched;

☐ The benchmark lending interest rate of same level announced by the People's Bank of China on the day when the loan is launched.

翻译专用章

☐ The favourable loan ratio of Party A on the day when the loan is launched + _______(margin) (only applicable to foreign exchange loan).

(II) Adjustment method for loan ratio under the Contract (put "√" in the selected item)

☑ Float once every half year. The adjustment day shall be determined according to the following Item (1):

(1) The day in the sixth month of each half year corresponding to the loan launching day; if no corresponding day, the last day of the corresponding month shall be adopted.

(2) January 1 each year.

☐ Fixed ratio

4. Loan purpose

The purpose of this loan shall be the following Item _______;

(1) Circulation of current fund;

(2) To repay other borrowings/reorganize, in particulars, to repay the lending under _______________ (contract name), SHEN FA _______ ZI NO. _________.

(3) Others. In particulars: ______________________________.

Article 2 To launch the loan

1. This loan shall be launched off in one instalment (in one instalment/in instalments). The launching in instalments shall be conducted as follows:

The first period: _______________

The second period: _______________

The third period: _______________

The fourth period: _______________

The expiry date of each period to launch the loan shall adopt the expiry date of the first period to launch the loan.

2. When launching the loan, fill in the loan certificate in accordance with the stipulations of the Contract.

Article 3 Loan interest settlement

1. The interest shall be calculated from the day when the loan is launched according to the actual disbursement amount and the actual loan period. In particulars, the following Item (1) shall be adopted:

(1) To settle once per month, on the twentieth day of each month.

(2) To settle once per quarter, on the twentieth day of the last month of each quarter.

(3) To settle once per year, on the twentieth day of December of each year.

2. Party B shall remit the payable interest to the appointed account on the day just before settlement. Party A may directly deduct the amount from the account number opened by Party B in Shenzhen Development Bank. In case that Party B fails to timely pay the interest, Party A shall have right to charge double interest against the unpaid interest.

Article 4 Payment in instalments

In case that Party A and Party B hereto agree to pay in instalments, Party B shall make the following arrangement in details:

____

____

Article 5 Penalty interest and double interest

深圳市诚信达翻译有限公司 翻译专用章

In case that the loan expires or expire ahead of schedule, Party B fails to timely pay off the loan, and then Party A shall have right to charge 50% penalty interest against the loan principal according to the loan ratio of the current period as of the first overdue day. In the event that Party B fails to use the loan as stipulated by the Contract, Party A shall have right to charge 100% penalty interest based on the current loan ratio of the loan principal as of the appropriation of the loan.

The interest failed to be paid timely shall be charged double penalty interest.

Article 6 In line with the following Item 2, Party B may require Party A to launch the loan under the Contract:

1. After the execution of the Contract.
2. The Contract has come into force and relevant guarantee contract has been executed. Relevant formalities, including but not limited to registration and notification, has gone through, if necessary.
3. ______________________.

Article 7 Governance law and settlement of disputes

The Contract shall be concluded in accordance with and governed by the laws of the People's Republic of China. In case of any dispute arising from the performance of the Contract, both parties hereto shall negotiate or reconcile. Should no agreement be reached, the following Item 1 shall be adopted.

1. Bring a suit to the People's Court of the place where Party A is domiciled.
2. Apply for arbitration to ________________ Arbitration Committee.
3. ____.

Article 8 Other matters agreed by both parties hereto

Article 9 The Contract shall be made in duplicate. Party A and Party B shall hold one original copy respectively with each copy in same legal force.

Article 10 Calculation of floating interest

In case of the loan interest floating, the loan interest shall be charged at the rate after adjustment as of the adjustment date, but, if the loan is agreed to repay in instalments (including equal repayment on time and degressive repayment on time), the interest for the adjustment day shall be charged at the interest ratio before adjustment and the adjusted interest ratio shall be adopted from next instalment.

Article 11 Repayment of loan

1. Party B shall repay all loan and interest prior to the expiry date of the loan. In case of failure to repay on time, Party B shall notify Party A in writing one month before and negotiate with Party A on the repayment.
2. In the event that Party B intends to repay ahead of schedule, Party B shall apply to Party A beforehand and negotiate with Party A.
3. Party B irrevocably authorizes Party A to deduct all due or expired ahead of schedule principal and interest from the account opened by Party B with Shenzhen Development Bank.

Article 12 Expire ahead of schedule

In case of any condition of the following, it shall be deemed that the loan expires ahead of schedule, and Party A shall have right to take back all launched loan and stop launching the remaining loan under the Contract.

翻译专用章

1. Party B violates any obligation under the Contract or Party B definitely refuses to perform the obligations under the Contract or his behaviour indicates the refusal;
2. Party B is obliged to or at his discretion stop business;
3. Party B provides false data or conceal important facts relating to finance;
4. Party B refuses to accept the supervision and inspection by Party A in respect of the use of credit funds and financing activities;
5. The financial loss of Party B;
6. The loan plan of Party B is cancelled or unable to perform;
7. Through use of false contracts between and by Party B and the related parties, Party B discounts for cash or pledge with the credit right based on notes receivable without actual trade background, so as to elicit funds or credit from Party A or other banks;
8. Party B intentionally evade bank debt through related transaction or other methods;
9. Party B suffers executive and criminal sanctions or is being investigated by relevant authorities which may results in executive and criminal sanctions, because of its illegal action or violation;
10. Division, amalgamation, important merger, acquisition and reorganization, liquidation, restructure, revocation, declaration of bankruptcy, dissolution, etc. occur in Party B.
11. Party B changes the agreed loan purpose without the consent of Party A, appropriate the loan or conduct illegal trade with the loan;
12. Party B violates other similar contracts (including but not limited to credit contract and guarantee contract) made by and between Party A and Party B, or Party B and any other third party; or disputes arising from such contracts occur and result in lawsuit or arbitration;
13. The controlling shareholder of Party B transfers the shares of Party B held by it, or the controlling shareholder, De Facto Controller, legal representative, and senior management personnel suffers important matters, including but not limited to the executive and criminal sanctions or investigation by relevant authorities on account of illegal actions, the possible executive and criminal sanctions, lawsuit or arbitration cases, finance deterioration, declaration of bankruptcy, dissolution, etc.
14. The involved warrantor of relevant guarantee contract violates contract, including but not limited to the supply of false information and procedure data, violation of the credit contract, guarantee contract or other similar contracts made by and between the warrantor and Party A or by and between the warrantor and any other third party, or that disputes arising from such contracts occur and result in lawsuit or arbitration, being obliged to or at his discretion stop business, the occurrence of important business mistakes, the executive and criminal sanctions or investigation by relevant authorities on account of illegal actions, the possible executive and criminal sanctions, evasion of bank debt, the appearance of merger, acquisition and reorganization, and other situations which may weaken the guarantee ability.
15. Other situations endanger or may endanger the loan safety.

Article 13 Party B's right

1. to withdraw and use all loan under the Contract;
2. to refuse any additional conditions out of the Contract;
3. to transfer the debt to any third party with the writing consent of Party A.

Article 14 Party B's obligations

1. Party B shall offer the documents required by Party A and all information about account number and the loan balance and shall assist Party A in investigation, examination and inspection;
2. Party B shall timely offer the financial statement for each month and the latest change of registration to Party A;
3. Party B shall accept the supervision of Party A on the loan use by Party B and relevant production, business and financial activities and inspection;
4. Party B shall use the loan in accordance with the Contract;

5. Party B shall repay the full amount of the loan principal and interest in accordance with the Contract;
6. Where the loan under the Contract is fully or partially transferred to any third party, the writing consent of Party A is required;
7. In case that the transfer of important equity, system change or the transfer of credit right or debt occur in Party B, Party B shall notify Party A of relevant matters and shall take proper measures for the sake of the loan principal and interest under the Contract and all other relevant expenses.

Article 15 Special agreement on crediting by group clients and related transactions

1. Group clients refer to those corporate legal person and institution:

(1) In respect of equity or business, directly or indirectly, control other corporate legal person and institution or is controlled by other corporate legal person and institution;

(2) Jointly controlled by any third corporate legal person and institution;

(3) Is jointly controlled, directly or indirectly, by the important individual investor, the key management personnel or other family member in close relation (including the lineal consanguinity within three generations and collateral consanguinity within two generations; and

(4) Have other associate relationship and may transfer assets and profits not based on the principle of fair price and shall be deemed as credit management for group clients.

2. In case that Party B is a group client, Party B shall report to Party A in writing within 10 days upon the occurrence of related transaction with over 10% of net assets and the report shall include the associated relationship, transaction items and transaction nature, transaction amount or corresponding ratio and pricing policies (include those transactions without amount or only with signal amount).

Article 16 Party A's rights

1. to require Party B to offer the data relating to the loan;
2. to require Party B to repay the loan and interest on time;
3. to know the production and business, financial activities and business and repayment plan of Party B;
4. to supervise the use of the loan by Party B in accordance with the Contract;
5. to directly withdraw the loan and interest from Party B's account;
6. to require Party B to return the loan ahead of schedule or stop launching the loan still not used by Party B, in case that Party B fails to perform the obligations under the Contract;
7. In case that the transfer of important equity, system change or the transfer of credit right or debt occur in Party B, Party A shall have right to require Party B to pay off the loan and interest and other all relevant expenses under the Contract, or to transfer all debts under the Contract to the transferee agreed by Party A, or to provide the guarantee measures agreed by Party A.

Article 17 Party A's obligations

1. to launch the loan to Party B in accordance with the stipulations of Contract;
2. to keep the financial business, production and operation of Party B as confidential information, but excluding those stipulated by laws.

Article 18 Expenses

1. The expenses arising from the credit standing investigation, inspection, notification, witness, registration and others shall be borne by Party B.

2. The expenses needed by Party A to collect the loan interest and interest on account of Party B's failure to pay off such loan and interest, including notice fee, delivery fee, identification fee, lawyer's fee, lawsuit cost, travelling cost, evaluation cost, auction fee, property protection fee, forceful execution expense and so on shall be borne by Party B.

Article 19 Party B shall open a settlement account in Party A's location for the purpose of economic business

between both parties.

Article 20 Liabilities for breach of the Contract

1. In the event that Party B violates the obligations stipulated by Article 14 (1), (2) and (3), Party A shall have right to stop launching the not used loan and withdraw partial or full amount of the loan ahead of schedule.
2. In the event that Party B violates the obligations stipulated by Article 14 (4), Party A shall have right to charge penalty interest in accordance with the Contract and to stop launching the not used loan and withdraw partial or full amount of the loan ahead of schedule.
3. In the event that Party B violates the obligations stipulated by Article 14 (5), Party A shall have right to charge penalty interest based on the loan principal and double interest (based on the interest).
4. In the event that Party B violates the obligations stipulated by Article 14 (6) and (7), causing the loan business under the Contract to fail, Party A shall have right to charge penalty interest in accordance with the Contract and to stop launching the not used loan and withdraw partial or full amount of the launched loan ahead of schedule.

Article 21 Modification and cancellation of the Contract

The Contract may be modified or cancelled upon the negotiation by Party A and Party B and such modification and cancellation shall be made in writing.

Article 22 Statement and guarantee of Party B

Party B shall be qualified to execute and perform the Contract in terms of law, what's more, the right to execute and perform the Contract has been authorized by the Board or any other competent authority (if authority is necessary).

Party B guarantees that the application data is true, legal and valid without any serious mistakes or omissions.

In case of the change of the domicile, communication address, telephone and business scope, legal representative and others of Party B, Party B shall guarantee to notify Party A within ten (10) days. In case that Party B fails to perform the notice obligation and Party A delivers relevant notice and documents to the original address of Party B, it shall be deemed that Party A has delivered relevant notice and documents.

Party B has fully known and understood all articles of the Contract and is truly willing to execute the Contract.

Article 23 Miscellaneous

1. In the contract period, if Party A bears with any violation or delay of Party B, extend the time limit or postpone the exercise of Party A's right under the Contract, all rights entitled to Party A as the creditor in accordance with the Contract or any relevant laws and regulations shall not be damaged, affected or restricted. Such behaviours of Party A shall not be deemed as Party A's approval or reorganization of any damage to the Contract and also shall not be deemed that Party A gives up its right to take actions against violations of the Contract today or in futures.
2. **In the event that the Contract or its some articles become invalid for any reason, Party B still shall perform all obligation of repayment. In that case, Party A shall have right to terminate the Contract and promptly press for repayment of the loan and interest and other relevant amount under the Contract.**
3. The notice between Party A and Party B is required to be made in writing.
4. **In case that the stipulated date or period under the Contract occurs with legal holiday, such date and period shall be postponed to the first working day after the holiday.**

翻译专用章

Article 24 Upon the notification for forceful execution of the Contract, in case of Party B's failure to perform or not fully perform the obligations under the Contract, Party A shall have right to apply for the execution certificate from the original notary office and apply from the competent People's court (the people's court of the place where the person subject to enforcement or the property of the person subject to enforcement is located) for execution.

Article 25 Validity and invalidation of the Loan Contract

1. Validity: The Contract shall come into force upon the signature and sealing by Party A and Party B.
2. Invalidation: Party B pays off all loan and interest and all other expenses under the Contract.

Common seal of Party A:
Signature by the principal or the authorized person:
February 9, 2009

Common seal of Party B:
Signature by the principal or the authorized person:
February 9, 2009